Exhibit 10.9

DISBURSING AGREEMENT

THIS DISBURSING AGREEMENT (“Agreement”) is made and entered into as of April 24, 2008 by and among Highwater Ethanol, LLC, a Minnesota limited liability company (“Borrower”); First National Bank of Omaha, a national banking association (“Lender”) as Administrative Agent for the Banks, Homestead Escrow and Exchange Company, a South Dakota corporation (“Escrow Company”) and Dakota Homestead Title Insurance Company (“Title Company”).

RECITALS:

A.            Borrower and the Banks have entered into a Construction Loan Agreement dated of even date herewith (“Loan Agreement”), pursuant to which the Banks will extend the Construction Loan (“Loan”) in the total maximum amount of $50,400,000.00 for the development of the Project upon the Land described on Exhibit A attached hereto (“Property”), and Lender will extend to Borrower the other financial accommodations described in the Loan Agreement.

B.            Title Company has issued a title insurance commitment for a mortgagee’s title insurance policy (the “Title Policy”) relating to Lender’s Mortgage on the Property as Collateral Agent for the Banks, in the amount of $64,402,000.00, which is identified as Commitment No. HIGHWATER ETHANOL.

C.            Borrower and Lender, as Administrative Agent for the Banks, have requested the Escrow Company to supervise the disbursement of Loan proceeds under the Loan Agreement, in accordance with the terms thereof and of this Agreement.

AGREEMENT:

In consideration of the above recitals, of the Banks’ agreement to lend funds to Borrower under the Loan Agreement, and of the mutual agreements set forth below, the parties agree as follows:

1.             All capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Loan Agreement. As used in this Agreement, the term “Advance” shall mean an advance under the Construction Loan or other sources shown in the Total Project Cost Statement referenced below, and Contractor shall mean Fagen, Inc. (“Fagen”) and any other Subcontractor on the Project (excluding Subcontractors and material suppliers Fagen employs in connection with the Project).

2.             Borrower shall submit to the Escrow Company and Title Company a copy of the Total Project Cost Statement and Construction Contract Cost Statement. If requested by Lender, the Escrow Company or Title Company, Borrower shall also furnish to Lender, Title Company and the Escrow Company a copy of the Design-Build Construction Contract with Fagen (“Construction Contract”) and the contracts of any other Contractor known to Borrower.

Borrower shall keep the Escrow Company, Title Company and Lender advised at all times of the names of all Contractors, and of the type of work, materials or services and of the dollar amount covered by each of their respective contracts relating to the Project to the extent known to Borrower. It is understood that only Contractors whose names, contract descriptions and, after a request therefor, contracts have been furnished to Lender, Title Company and the Escrow Company, shall be entitled to receive Advances under this Agreement. It is understood that Fagen will be responsible for directly paying all its subcontractors and material suppliers Fagen employs in connection with the Project.

3.             Borrower may obtain Advances for disbursement to Contractors in an amount not to exceed (a) the total of approved construction costs actually incurred and paid or owing by Borrower to the date of such Draw Request for work performed and materials and equipment incorporated in the Project, plus (b) the cost of materials or equipment not incorporated in the Project but delivered to and suitably stored at the Project site, plus (c) prepayments for materials or equipment for the Project when prepayment is required by the manufacturer or supplier or when such prepayment results in a material financial benefit to Borrower, less (d) prior Advances for such approved construction costs from the Construction Loan or the Borrower’s equity for such approved construction costs and less (e) any retainage permitted to be withheld by Borrower in connection with an Advance pursuant to the Construction Contract and the contracts of any other Contractor. Lender shall not be required to make the final Advance for the payment of the full amount of each Contractor’s contract until Lender, in its reasonable discretion, is satisfied that all of the work covered by such contract has been completed in accordance with the approved Plans, and all requirements set forth in the Loan Agreement have been complied with in all material respects, including, with respect to Fagen, the delivery of a certificate of completion to Lender, Borrower, Title Company and the Escrow Company.

4.             Lender agrees that it will deliver the executed Mortgage, when received by Lender, to the Title Company for recording. Lender also agrees that it will Advance under the Loan Agreement through the Escrow Company as provided in this Agreement, except for Advances made directly to Borrower, any of which shall be made consistently with terms of the Loan Agreement.

5.             Whenever Borrower desires to obtain an Advance, Borrower shall submit to Lender a signed Draw Request in form reasonably acceptable to Lender and the Escrow Company (for the purposes of collecting lien waivers and providing the title insurance provided for in this Agreement), with copies to the Independent Inspector and to Title Company, at least ten (10) days prior to the date on which the requested Advance is to be made (“Advance Date”), and complete any other preconditions to extension of an Advance contained in the Loan Agreement, or any other Loan Document. The Draw Request must be signed by Borrower’s authorized representative. Borrower shall also simultaneously submit to the Lender, Title Company and Escrow Company the following:

(a)           A waiver of mechanic’s lien and/or materialman’s lien, executed by the applicable Contractor, in the amount of the lienable costs of the Project covering liens for all work done and materials supplied for which disbursement was made from the preceding Advance, in the form required by Lender, Title Company and/or Escrow Company sufficient for Title Company to issue an endorsement or update to the Title Policy insuring over mechanics’ and materialmens’ liens as required in the Loan Agreement and as provided for below, which, in the case of Fagen, is in the form attached to the Construction Contract as Exhibit N. Such waivers shall be accompanied by a schedule listing all disbursements made from the preceding Advance and the recipients thereof.

(b)           Invoices, Construction Variance Report, itemized list of lienable and nonlienable items and such other documents as may be requested by Lender, the Title Company or the Escrow Company to establish the cost or value of the improvements for which Advances are to be and have been made, and the progress of construction of the Project, or as may be required by the Loan Agreement, which, in the case of Fagen, shall be as set forth in Section 10.2.2 of the Construction Contract.

The Escrow Company shall request a search of the appropriate records from Title Company and Title Company shall conduct such search. Title Company will issue and the Escrow Company will obtain from Title Company an update of the Title Policy within five (5) days after receiving the foregoing items, and the Escrow Company shall give Lender written notice if any intervening liens, including, but not limited to mechanics’ liens, are disclosed (other than those expressly listed in the Title Policy or subsequent amendments thereto previously given to Lender). If any such intervening liens or other matters, which in Lender’s reasonable judgment jeopardize the Banks’ security interest in the Project, are disclosed, the Escrow Company shall refrain from making further disbursements until Lender notifies the Escrow Company that such intervening liens or other matters have been waived by Lender, satisfied or insured over by the Title Company in a manner acceptable to Lender. Upon demand of Lender, Borrower shall cause any such liens or other matters to be satisfied of record, as provided in the Loan Agreement. The Escrow Company shall not be liable for any mechanic’s lien claims nor for clearing any mechanic’s lien or other encumbrance whether of record or not. However, the Escrow Company and/or Title Company shall promptly notify Lender if the Escrow Company or Title Company believes any Advance has been made without effective lien waivers from the Contractor or Contractors providing for such goods or services as the Advance is intended to make payment.

On each Advance Date, if all the terms and conditions of the Loan Agreement and this Agreement have been complied with by Borrower, to the reasonable satisfaction of Lender, if no Event of Default exists under the Loan Agreement, if Lender has approved the Draw Request, and upon Lender’s receipt of each Bank’s respective portion of such Advance, Lender shall advance to the Escrow Company, in a manner satisfactory to the Escrow Company and Lender, the principal amount of the requested Advance (less any required retainage and less amounts payable to and Advanced by Lender to itself). The Escrow Company shall, as promptly as possible thereafter, if all of the conditions of this Agreement have been complied with in a manner satisfactory to the Escrow Company and Lender, and if the Escrow Company has not received notice from Lender that an Event of Default exists under the Loan Agreement, disburse the proceeds so received from Lender by delivering to the applicable Contractor entitled to receive such proceeds, by check, wire transfer, or automated clearinghouse transfer, the amounts set forth in such Draw Request.

6.             The provisions of this Agreement specified in paragraph 5 shall not apply with respect to Construction Loan proceeds to be disbursed for the items listed below, which may be disbursed in full upon submission of a Draw Request listing such items signed by Borrower or Lender, and/or the following special documentation, if any, to Lender, Title Company and the Escrow Company (unless said disbursement is made to Lender), or as otherwise provided by the Loan Agreement:

ITEM SPECIAL DOCUMENTATION	SPECIAL DOCUMENTATION
Lender charges (interest, fees, etc.)	None

Attorneys’ fees (including Lender’s counsel) and Independent Inspector fees	Copy of Statement

Real estate taxes on the Project and Project Site	Copy of Bill

Insurance Premiums	Copy of Statement

Other indirect (non-construction) items	As specified by Lender, Title Company
And/or the Escrow Company

If Borrower directly pays certain costs of construction, and Lender, Title Company and the Escrow Company approve, the Escrow Company may disburse an Advance, advanced for payment of such construction costs, directly to Borrower, as a reimbursement for such payment; provided that all of the other requirements of this Agreement, including but not limited to the presentation of waivers of lien with respect thereto, are fulfilled.

If Borrower requires funds for operations that may occur prior to completion of the Project and those funds are not for an expense subject to a mechanic’s lien, Borrower may request an Advance of such funds directly from the Lender. Borrower shall provide the Escrow Company and Title Company with a copy of each Draw Request submitted directly to Lender.

7.             The Escrow Company shall keep records showing the names of all Contractors and other payees to whom Advances are made by the Escrow Company, the date of each disbursement, and the amount of each disbursement, which records may be inspected by Borrower, Title Company and Lender. After Project completion, the Escrow Company will provide to Lender copies of all original lien waivers and any other documentation related to the Draw Request not previously provided to Lender.

8.             If the Escrow Company and/or Title Company shall determine, in their reasonable judgment, that proper documentation to support a given disbursement, as required by this Agreement, has not been furnished, the Escrow Company shall withhold payment of all or such portion of such disbursement as shall not be so supported by proper documentation, and shall promptly notify Borrower, Lender and Title Company of the discrepancy in or omission of such documentation. Until such time as such discrepancy or omission is corrected to the satisfaction of the Escrow Company and Title Company, it shall withhold such amount. In the event that such discrepancy or omission is not corrected within a reasonable time, the Escrow Company shall, upon demand of Lender, return such withheld funds to Lender, and the indebtedness of Borrower to Lender under the Loan Agreement shall be credited with the amount of such funds. Such returned funds shall remain available for readvancement under the Loan Agreement, if the requirements thereof and hereof with respect thereto are later met. Escrow Company and Title Company shall not be liable for determining, calculating, or confirming any amounts due, or for the failure to determine, calculate, or confirm the above amounts. Further, the Escrow Company and Title Company shall not be liable to any party to this Agreement for any interest on undisbursed funds.

9.             Borrower shall be responsible for making inspections of the Project during the course of construction, and shall determine to its own satisfaction that the work done or material supplied by the Contractors to whom disbursements are to be made out of each Advance has been properly done or supplied in accordance with applicable contracts with such Contractors. The Escrow Company, Title Company and Lender shall not be required to conduct any inspection of the Project. In addition, any inspection of the Project conducted by or on behalf of the Escrow Company, Title Company or Lender shall be for the benefit of the Escrow Company, Title Company or Lender, and Borrower shall not be entitled to rely on the results of any such inspection.

10.           It is expressly understood and agreed that neither Lender, the Banks, Title Company nor the Escrow Company assumes any liability or responsibility for the satisfactory completion of the Project, for the adequacy of funds advanced or disbursed by either of them pursuant hereto and to the Loan Agreement to complete the Project, for inspections during construction, or for any acts on the part of Borrower or Fagen to be performed in the construction of the Project.

11.           Any notice required or permitted to be given by any party hereto to any other party hereto under the terms of this Agreement shall be deemed to have been given on the day two (2) business days after the same is deposited with an overnight courier or in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the address set forth opposite its name below, or to any other address specified in a notice given by such party to the others not less than ten (10) days prior to the effective date of the address change, or on the day sent if sent by confirmed facsimile:

If to Borrower:	Highwater Ethanol, LLC
205 North Main Street
P.O. Box 96
Lamberton, Minnesota 56152
Attention: President
Facsimile: 507-752-6162

If to Lender:	First National Bank of Omaha
1620 Dodge Street, Stop 1050
Omaha, Nebraska 68197-1050
Attention: Jeremy Reineke
Facsimile: (402) 633-3519

If to Escrow Company:	Homestead Escrow and Exchange Company
315 S. Phillips Avenue
Sioux Falls, South Dakota 57104
Attention: Chad Hansen
Facsimile: (605) 336-5649

If to Title Company:	Dakota Homestead Title Insurance Company
315 South Phillips Avenue
Sioux Falls, South Dakota 57104
Attn.: Chad Hansen
Facsimile: (605) 336-5649

12.           All documents required to be delivered by Borrower to Lender, Title Company or the Escrow Company pursuant to this Agreement shall be in form and content reasonably acceptable to Lender, Title Company or the Escrow Company, as the case may be.

13.           The Escrow Company agrees that it is the “closer” for the transaction described in this Agreement, and that it will disburse all payments to Contractors or others required by this Agreement, and that for the purposes of the information reporting requirements to the Internal Revenue Service, shall file any informational returns and any other documentation required by the Internal Revenue Code and any regulations and revenue rulings issued by the Internal Revenue Service, and any state information returns required by the applicable state revenue agency relating to the closing of transactions and disbursing Advances. The Escrow Company agrees to provide copies of such documentation to Lender and other records relating to the disclosure requirements of this paragraph upon written request of Lender. The Escrow Company agrees to save, indemnify, defend, and hold Lender harmless from any losses, claims, damages, or costs of any kind and nature relating to the Escrow Company’s failure to comply with the requirements of this paragraph. This indemnity shall be effective notwithstanding any other indemnification provision or exculpation provisions of this Agreement releasing Escrow Company from responsibilities for actions or omissions of Escrow Company in connection with this Agreement.

14.           Borrower agrees to pay the Escrow Company $200.00 for each disbursement it makes as compensation for its services as described in this Agreement. Additionally, Borrower will pay the Escrow Company a fee of $10.00 for each check and lien waiver paid to and collected from a Contractor or a contractor employed directly by Borrower.

15.           All of Lender’s rights herein are in addition to, and not substitution of, Lender’s other rights under the Loan Agreement and other Loan Documents as Administrative Agent, Collateral Agent, Accounts Bank or a Bank. No parties shall have been deemed to have waived any right hereunder, unless such waiver is in writing signed by the party to be charged thereby. This Agreement shall be governed by the laws of the State of Nebraska, without regard to its conflicts or choice of law provisions. Provided, however, that the law applicable to all questions of lien validity, priority, and satisfaction shall be determined by the substantive law of the State of Minnesota. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof.

16.           This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:
HIGHWATER ETHANOL, LLC

By:	/s/ Brian Kletscher
Brian Kletscher, President

LENDER:
FIRST NATIONAL BANK OF OMAHA

By:	/s/ Jeremy Reineke
Jeremy Reineke, Second Vice President

ESCROW COMPANY:
HOMESTEAD ESCROW AND EXCHANGE COMPANY

By:	/s/ Chad Hansen
Title:	President

TITLE COMPANY
DAKOTA HOMESTEAD TITLE INSURANCE
COMPANY

By:	/s/ Chad Hansen
Title:	President

EXHIBIT A

Legal Description:

PARCEL I (PROJECT SITE)

TRACT A:  That part of the Southwest Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad.

Excepting therefrom that part of said Tract A which lies northwesterly of “Line 1” described below, southerly of a line run parallel with and distant 50 feet southerly of “Line 2” described below, and easterly of the easterly right-of-way line of Township Road T-190, as now located and established, said exception containing 0.20 acres more or less.

“Line 1”:  Beginning at the intersection of the easterly right-of-way line of said township road with a line run parallel with and distant 180 feet southerly of “Line 2” described below; thence northeasterly to a point distant 50 feet southerly (measured at right angles) of a point on said “Line 2”, distant 167.4 feet easterly of its point of beginning, and there terminating.

“Line 2”:  Beginning at a point on the west line of the Northwest Quarter of Section 21, distant 1.0 foot north of the southwest corner thereof; thence run northeasterly at an angle of 92 degrees 05 minutes 00 seconds (as measured from south to east) from said west line of 1521.8 feet; thence deflect to the right at an angle of 01 degree 03 minutes 00 seconds for 1100 feet and there terminating.

Also Excepting that part of said Tract A hereinbefore described, which lies within a distance of 35 feet southerly of a line run parallel with and distant 50 feet southerly of the following described line:  Beginning at a point on “Line 2” hereinbefore described, distant 484.4 feet westerly of its point of termination; thence easterly on said “Line 2” for 484.4 feet and there terminating; said exception containing 0.37 acres more or less.

Subject to Township Road right-of-way over the westerly 33 feet of said Southwest Quarter, also subject to Trunk Highway 14 right-of-way.

AND ALSO

PARCEL II (PROJECT SITE)

All that part of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, subject to Highway 14 right-of-way.

Excepting therefrom that part of said Southeast Quarter which lies within a distance of 35 feet southerly of the following described line:  Beginning at a point on the westerly boundary of said Southeast Quarter, distant 40 feet southerly of the northwest corner thereof; thence run easterly for 345.6 feet along a line that intersects the easterly boundary of the Southeast Quarter of said Section 21, distant 64.4 feet southerly of the northeast corner thereof and there terminating.

Also Excepting therefrom that part of the Northeast Quarter of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, described as follows:  Commencing at the northeast corner of said Southeast Quarter; thence southerly on a Minnesota State Plane Grid Azimuth from north of 181 degrees 50 minutes 35 seconds along the east line of said Southeast Quarter 102.21 feet; thence westerly 270 degrees 48 minutes 42 seconds azimuth 665.31 feet to the point of beginning; thence continue westerly 270 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence southerly 180 degrees 48 minutes 42 seconds azimuth 200.00 feet; thence easterly 90 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence northerly 00 degrees 48 minutes 42 seconds azimuth 200.00 feet to the point of beginning.

Containing 0.27 acres, more or less.

AND ALSO

PARCEL III (LAMBERTON ECONOMIC DEVELOPMENT AUTHORITY PARCEL)

That part of the South Half (S½) of Section Twenty-two (22), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying northerly of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, and southerly of the following described line:  Commencing at a point on the west line of the Southwest Quarter (SW¼) of said Section Twenty-two (22) where said line intersects the northerly right-of-way line of the Dakota Minnesota and Eastern Railroad, said right-of-way line being 50 feet northerly of and parallel with the center line of the tracks; thence northerly along said west line on an assumed azimuth of 01 degrees 50 minutes 35 seconds 145.69 feet to the point of beginning of the line to be described; thence easterly 84 degrees 21 minutes 14 seconds azimuth 388.43 feet; thence 85 degrees 21 minutes 11 seconds azimuth 900.66 feet; thence easterly 83 degrees 46 minutes 16 seconds azimuth 896.53 feet; thence easterly 81 degrees 30 minutes 37 seconds azimuth 193.47 feet; thence easterly 78 degrees 15 minutes 04 seconds 396.89 feet; thence easterly 80 degrees 37 minutes 13 seconds 299.78 feet; thence easterly 77 degrees 40 minutes 49 seconds 199.61 feet; thence easterly 80 degrees 37 minutes 44 seconds azimuth 200.67 feet; thence easterly 77 degrees 47 minutes 42 seconds azimuth 316.70 feet to the southerly right-of-way line of Trunk Highway No. 14; thence easterly 90 degrees 48 minutes 42 seconds azimuth along said southerly right-of-way line 619.24 feet to its intersection with said northerly right-of-way line of said Dakota Minnesota and Eastern Railroad and there terminating.

AND ALSO

PARCEL IV (ERICKSON WELL SITE PARCEL)

The East 2040.20 feet of the North 128.10 feet of the Northwest Quarter of Section 14, Township 108 North, Range 37 West, Cottonwood County, Minnesota. Said tract subject to a 33.00 foot township road right-of-way easement. Said tract contains 6.00 acres more or less, including 1.55 acres of township road right-of-way.

AND ALSO

PARCEL V (GEIS WELL SITE PARCEL)

The East 1188.00 feet of the South 220.00 feet of the Southeast Quarter of the Southwest Quarter of Section 29, Township 109 North, Range 37 West, Redwood County, Minnesota. Said tract subject to a 33.00 foot township road right-of-way easement. Said tract contains 6.00 acres more or less, containing 0.90 acres of township road right-of-way.